Exhibit 2.1

S t a t e o f D e l aware Se cr e t ary o f S t a t e Di visio n o f Co rp o r a ti o n s D e liv e r e d 0 8 : 4 3A M 03 / 03 / 2026 FIL E D 08 : 43A M 03 / 03 / 2026 S R 2026098 8 08 2 - F il e Nu m be r 103 7 4 698 STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A CORPORATION TO A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18 - 214 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT 1. The jurisdiction where the corporation was first formed is _ o _ e1 _ aw _ a _ re _ and the date the corporation first formed is October 21 , 2025 2. The jurisdiction immediately prior to filing this Certificate is_D_ei_aw _ a_re _ 3. The name of the corporation immediately prior to filing this Certificate is Tranquil Healthcare, Inc. 4. The name of the limited liability company as s e t forth in the Certificate of Formation is Tranquil Healthcare Fund I, LLC IN WITNESS WHEREOF, the undersigned have executed this C e rtificate on the 2nd day of March , A.D. _ 2 _ 02 _ 6 By : is / Tyler Ehler Authorized Person Name: T y lerEhler Print or Type

STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows: 1. The name of the limited liability company is Tranquil Healthcare Fund I, LLC 2. The Registered Office of the limited liability company in the S t ate of Delaware is located at 2140 s . DuPont Hwy in the City of Camden , Zip Code 19934 (str e et) , . The name of the Registered Agent at such address upon whom process agains t this limited liability company may be served is _ P _ a r_ ac _ o _ rp _ 1n _ co _ rpo _ ra ted _ By : Isl Tyle r Eh l er Authori z ed Person N a me : T y ler Ehler Print or Type State of Delaware Secretary of Sta t e Div i sion of Corporations Delivered 08:4301 03 / 03 / 2026 FILED 08:43AM 03 / 03 /2 026 SR 20260988082 - File Number 10374698